U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 15, 2006
MORTON INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Georgia (State of other jurisdiction of incorporation or organization)	0-13198 (Commission File Number)	38-0811650 (I.R.S. Employer Identification No.)
1021 West Birchwood, Morton, Illinois 61550
(Address of principal executive offices) (Zip Code)
(309-266-7176)
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Morton Industrial Group, Inc. released its results of operations for the quarterly period ended July 1, 2006, in an August 15, 2006 press release, a copy of which is attached to this Form 8-K as Exhibit 99.1.
Item 8.01 Other Events
The Company directors, officers and employees may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed merger. Information about the directors, officers and employees of the Company and their ownership of Company stock is set forth in the Company’s definitive proxy statement and proxy statement supplement filed with respect to the Special Meeting of Shareholders to be held to vote on the Agreement and Plan of Merger, as amended.
This communication may be deemed to be solicitation material with respect to the proposed merger described in Item 1.01 on Form 8-K filed with the SEC on March 23, 2006. In connection with the proposed merger, the Company has filed relevant materials with the SEC, including the Company’s definitive proxy statement and proxy statement supplement for the Special Meeting of Shareholders. Shareholders are urged to read all relevant documents filed with the SEC, including the Agreement and Plan of Merger attached as Exhibit 99.1 on Form 8-K filed with the SEC on March 23, 2006, the definitive proxy statement (which includes the Agreement and Plan of Merger as Appendix A), the Amendment to Agreement and Plan of Merger filed as Exhibit 99.1 on Form 8-K filed with the SEC on August 11, 2006 and the proxy statement supplement filed with the SEC on August 11, 2006, because they contain important information about the proposed merger transaction. Investors will be able to obtain these filed documents free of charge at the SEC’s web site, http://www.sec.gov. Company shareholders have received information on how to obtain other transaction-related documents for free from the Company.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press Release, dated August 15, 2006, issued by Morton Industrial Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTON INDUSTRIAL GROUP, INC.
Date: August 15, 2006	By:	/s/ Rodney B. Harrison
Rodney B. Harrison
Vice President of Finance